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                                                                    EXHIBIT 4.17

                          REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement ("Agreement"), dated as of December 19, 2001, is made by and among Weatherford ER Acquireco Inc., an Alberta corporation (the "Purchaser"), Weatherford International, Inc., a Delaware corporation ("Company"), and those certain holders listed on the signature page(s) hereto (individually a "Holder" and collectively the "Holders"), who hereby agree as follows:

1.       INTRODUCTION

For purposes of this Agreement, the following terms shall have the meanings ascribed to them below.

       "Agreement"                       shall mean this Registration Rights
                                         Agreement, as amended, supplemented or
                                         otherwise modified from time to time;

       "best lawful efforts"             shall mean the efforts that a prudent
                                         business person desirous of achieving a
                                         result would use under similar
                                         circumstances to ensure that such
                                         result is achieved as expeditiously as
                                         possible;

       "Common Stock"                    shall mean the Company's common stock,
                                         par value $1.00 per share;

       "Exchange Act"                    shall mean the United States Securities
                                         Exchange Act of 1934, as amended, or
                                         any successor legislation thereto
                                         (including the rules and regulations
                                         promulgated thereunder);

       "Exchange Rights Agreement"       shall mean the Exchange Rights
                                         Agreement by and among the Company,
                                         WCL, the Purchaser and the Holders,
                                         dated as of the date hereof;

       "Exchangeable Share Provisions"   shall mean that certain portion of the
                                         Articles of Incorporation of the
                                         Purchaser setting forth the rights,
                                         privileges, restrictions and conditions
                                         attaching to the Exchangeable Shares;

       "Exchangeable Shares"             shall mean the exchangeable shares in
                                         the capital stock of the Purchaser
                                         issued to each Holder pursuant to the
                                         Share Purchase Agreement;

       "Registrable Securities"          shall mean (a) the Shares and (b) any
                                         Common Stock or other securities of the
                                         Company issued or issuable with respect
                                         to any of the Shares by way of stock
                                         dividend or stock split, or in
                                         connection with a combination of
                                         shares,
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                                         recapitalization, merger, consolidation
                                         or other reorganization or otherwise.

       "Rule 144"                        shall mean Rule 144 promulgated by the
                                         SEC under the Securities Act, or any
                                         successor to such rule;

       "Rule 145"                        shall mean Rule 145 promulgated by the
                                         SEC under the Securities Act, or any
                                         successor to such rule;

       "Rule 158"                        shall mean Rule 158 promulgated by the
                                         SEC under the Securities Act, or any
                                         successor to such rule;

       "Share Purchase Agreement"        shall mean the Share Purchase
                                         Agreement, dated December __, 2001,
                                         among the Purchaser, and the Holders;

       "SEC" shall mean the United States Securities and Exchange Commission, or any successor agency thereto;

       "Securities Act"                  shall mean the United States Securities
                                         Act of 1933, as amended, or any
                                         successor legislation thereto
                                         (including the rules and regulations
                                         promulgated thereunder);

       "Shares" means the Common Stock issuable to each Holder in accordance with the
                                         Exchangeable Share Provisions and the
                                         Exchange Rights Agreement;

       "WCL" shall mean Weatherford Canada Ltd., a corporation amalgamated under the laws of the Province of Alberta.

The words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the Share Purchase Agreement.

2.       SHELF REGISTRATION

         (a) The holders owning of record an aggregate of 50% or more of the Exchangeable Shares may at any time within two years from the date of this Agreement, request registration under the Securities Act of all the Registrable Securities (a "Demand Request"). Within 10 days after receipt of a Demand Request, the Company shall

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                  give written notice of the Demand Request to all other Holders of the Exchangeable Shares. Within 30 days after receipt of a Demand Request, the Company will file a "shelf" registration statement (the "Shelf Registration") on Form S-3 (or other appropriate form) pursuant to Rule 415 under the Securities
                  Act (or any similar rule that may be adopted under that Act) with respect to the registration of the original issuance of the Registrable Securities to the holders of the Exchangeable Shares. The Company will use its best lawful efforts to cause the Shelf Registration to be declared effective as promptly as is practicable after such filing and, subject to subsections
                  (c) and (d) below, will use its best lawful efforts to keep the Shelf Registration effective, supplemented and amended to the extent necessary to assure that it is available for the original issuance of the Registrable Securities to the holders of the Exchangeable Shares and that it conforms with the requirements of this Agreement, the Securities Act, and the policies, rules and regulations of the SEC, in each case during the entire period (the "Shelf Registration Period") beginning on the date such Shelf Registration shall first be declared effective under the Securities Act (the "Shelf Effective Date") and ending on the earlier of (i) the second anniversary of the Shelf Effective Date and (ii) the date on which all of the Registrable Securities have been issued to the holders of the Exchangeable Shares.

         (b) Each Holder will, within 5 business days after the date of issuing a Demand Request, or within 5 business days after receiving notice of a Demand Request, as the case may be, furnish the Company in writing, if applicable, any of the information specified in Items 507 and 508 of Regulation S-K under the Securities Act, or any other information required by the Securities Act or the Rules of the SEC to be included in the Shelf Registration and will promptly furnish to the Company any such information upon the Company's request for inclusion in any new prospectus or prospectus supplement or post-effective amendment.

         (c) If during the Shelf Registration Period, the Company believes that an event or events have occurred which, in the good faith opinion of the Company, require the filing of a new prospectus or prospectus supplement or post-effective amendment in order that the prospectus not contain any misstatement of a material fact or not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made) not misleading (a "Corrective Filing"), the Company shall promptly so notify the Holders (a "Material Event Notice"), and the Company shall prepare and file with the SEC and deliver to the Holders such Corrective Filing, as promptly as practicable but in any event within ten days after the date a Material Event Notice is given, except that the Company may delay such filing for such number of days, not to exceed 90, if the Company determines that (i) the public disclosure of any of the information requiring the Corrective Filing is impractical or would have a material adverse effect on the Company, or (ii) the filing of such Corrective Filing would have a significant disruptive effect on any material transaction then pending; provided that such delay shall not be longer than is reasonably required, in the Company's sole judgment, to avoid such material adverse effect or significant disruptive effect. If any new prospectus or

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                  prospectus supplement or post-effective amendment is required in connection with the Shelf Registration other than a Corrective Filing (any such filing, other than a Corrective Filing, is herein called a "Routine Filing"), the Company will so notify the Holders in writing (a "Filing Notice") and shall prepare and file with the SEC and deliver to the Holders such Routine Filing as promptly as practicable but in any event within ten days after the date the Filing Notice is given. The Holders may exchange Exchangeable Shares for Registrable Securities under the Shelf Registration during the Shelf Registration Period, but if the Holders have received a Material Event Notice or Filing Notice, such exchanges may not be made under the Shelf Registration from the time such notice is received in accordance with Section 5(i) below until the date on which the Corrective Filing or Routine Filing, as the case may be, has been filed or if the Corrective Filing or Routine Filing is a post-effective amendment, the date the post-effective amendment has become effective under the Securities Act, of which date the Company shall give prompt notice to the Holders by the same method as the first notice is given (provided such method is available and functioning).

         (d)      Notwithstanding anything to the contrary contained in this
                  Section 2, the Company shall be permitted, on written notice to the Holders, to suspend the period of exchange of Exchangeable Shares for Registrable Securities under the Shelf Registration at any time:

                  (i) during the period beginning ten days prior to the estimated date of filing, and ending on the date twenty days following, the effective date of a registration statement pertaining to an underwritten public offering of securities for the account of the Company; provided, however, that the Company shall have received written advice from the managing underwriter or underwriters that issuances of Registrable Securities under the Shelf Registration and the subsequent sale thereof could reasonably be expected to adversely affect such offering;

                  (ii) during any period in which the Company is in possession of material non-public information concerning it or its business and affairs, the public disclosure of which, in the good faith judgement of the Company, as certified in a certificate signed by the President, Chief Executive Officer or General Counsel of the Company and furnished to the Holders, would have a material adverse effect on the Company; or

                  (iii) during any period if the Company is engaged in any material acquisition, transaction or disposition transaction that would, in the good faith judgement of the Company, as certified in a certificate signed by the President, Chief Executive Officer or General Counsel of the Company and furnished to the Holders, be significantly disrupted by the issuance of Registrable Securities and the subsequent sale thereof.

         (e) The Company's filing of a report under the Exchange Act that is incorporated by reference into the prospectus shall be considered to be a Corrective Filing if such filing eliminates the necessity of otherwise making a Corrective Filing.

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3.       REGISTRATION PROCEDURES

         (a) Subject to Section 2, the Company will use its best lawful efforts to effect the registration of the Registrable Securities pursuant to this Agreement and in so doing will:

                  (i) prepare and file with the SEC under the Securities Act a registration statement with respect to the Registrable Securities, and use its best lawful efforts to cause such registration statement to become effective and to remain effective as provided herein;

                  (ii) prepare and file with the SEC such amendments and supplements, if any, to such registration statement and the prospectus used in connection therewith as may be necessary to (i) keep such registration statement effective during the Shelf Registration Period and (ii) comply with the provisions of the Securities Act with respect to the issuance of all securities covered by such registration statement in accordance with the "plan of distribution" set forth in such registration statement;

                  (iii) furnish to each Holder such number of copies of such registration statement (including exhibits), each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) as such Holder may reasonably request in order to facilitate the issuance of the Registrable Securities;

                  (iv) notify each Holder promptly (A) when the Company is informed that such registration statement or any post-effective amendment to such registration statement becomes effective; (B) of any request by the SEC for an amendment or any supplement to such registration statement or any related prospectus; (C) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose; (D) of the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of a proceeding for that purpose; and (E) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, when it becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances then existing, and, as promptly as practicable thereafter (but subject to Sections 2(c) and 2(d));

                  (v) if at any time the SEC shall issue any stop order suspending the effectiveness of such registration statement, or any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under the securities or blue sky laws of any jurisdiction, the Company

                                      -5-
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                           shall use commercially reasonable efforts to obtain
                           the withdrawal or lifting of such order at the earliest possible time;

                  (vi)     upon the occurrence of any event contemplated by
                           Section 3(a)(iv)(E) above, prepare in sufficient quantities a supplement or amendment to such prospectus so that, as thereafter delivered to each Holder, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (vii) subject to the execution of confidentiality agreements in a form reasonably satisfactory to the Company, make reasonably available for inspection by any Holder, the Representative Counsel (as hereinafter defined) and any attorney, accountant or other agent retained by any such Representative Counsel, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, Representative Counsel, attorney, accountant or agent in connection with such registration statement to the extent such information is reasonably necessary in order for any such party to fulfill its role with respect to the preparation and completion of the registration statement; and

                  (viii) provide the Holders and Representative Counsel a reasonable opportunity to review and comment on any filing to be made in connection with any such registration, other than documents incorporated by reference in such registration statement.

         In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof.

         (b)      Each Holder agrees that:

                  (i) upon receipt of any notice from the Company of the happening of any event of the kind described in
                           Section 3(a)(iv)(E), such Holder will forthwith discontinue such Holder's exchange of Exchangeable Shares for Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(a)(vi); and

                  (ii) in connection with the preparation and review pursuant to this Agreement of any registration statement or prospectus or any amendments or supplements thereto, the Holders of a majority of the Registrable Securities will choose one counsel ("Representative Counsel") who shall represent all of the Holders at their expense and participate in the registration process on their behalf and will coordinate requests by Holders for information from the Company and act as liaison between

                                      -6-
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                           such Holders or their individual counsel, accountants
                           and agents and the Company.

4.       REGISTRATION EXPENSES

Whether or not any registration pursuant to this Agreement shall become effective, all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, National Association of Securities Dealers' fees, fees and expenses of compliance with U.S. state securities or blue sky laws, printing and engraving expenses and fees and disbursements of counsel for the Company, the independent certified public accountants for the Company, underwriters (excluding discounts and commissions) and other persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company; provided, however, that each Holder shall pay (A) any underwriting discounts and selling commissions applicable to such Registrable Securities sold by such Holder and (B) such Holder's pro rata share of all fees and disbursements of counsel for the Holders.

5.       MISCELLANEOUS

         (a) Termination - This Agreement and all rights, obligations and restrictions hereunder with respect to any Registrable Securities will terminate (the "Termination Date") if a Demand Request has not been received by the Company within two years from the date of this Agreement. If a Demand Request has been received by the Company within two years from the date of this Agreement, then the Termination Date shall be the earliest to occur of (1) two years from the Shelf Effective Date, or (2) the date on which all of the Registrable Securities have been issued to the holders of the Exchangeable Shares.

         (b) Waivers - Except as otherwise provided herein, the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, unless the Company has obtained the prior written consent of the Holders of all Registrable Securities.

         (c) Amendments - Except as otherwise provided herein, this Agreement may be amended only with the written consent of the Company, the Purchaser and the Holders of all Registrable Securities.

         (d) Subsequent Holders of Registrable Securities - This Agreement shall not be assignable by the Holders; provided, however, this Agreement shall not prohibit the Holders from assigning their respective rights under this Agreement to transferees of Exchangeable Shares who receive such Exchangeable Shares by gift, by will or the laws of descent and distribution.

         (e) Severability - Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

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         (f)      Counterparts - This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all counterparts taken together will constitute one and the same Agreement.

         (g) Descriptive Headings - The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         (h) Governing Law - All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of the State of Texas.

         (i) Notices - Unless otherwise provided herein, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been received (1) on the date delivered personally to the recipient, (2) on the fifth day after being mailed by certified or registered mail, return receipt requested and postage prepaid to the recipient, or (3) on the date sent by facsimile or e-mail to the recipient provided that the sender receives notice or confirmation of error-free delivery of such fax or does not receive prompt notice of delivery failure of such e-mail. Such notices, demands and other communications will be sent to each of the Holders at their respective addresses, facsimile numbers and e-mail addresses set forth on the signature pages to this Agreement or as provided by the Holders to the Company from time to time, and to the Company at the address, facsimile number and e-mail address indicated below:

         If to the Company or Purchaser:

         c/o Weatherford International, Inc.
         515 Post Oak Boulevard, Suite 600
         Houston, Texas 77027
         Telephone:  (713) 693-4178
         Telecopy: (713) 693-4484
         E-mail:  burt.martin@weatherford.com
         Attention:  Burt M. Martin, Vice President-Law

         with a copy to:

         Andrews & Kurth, L.L.P
         600 Travis, Suite 4200
         Houston, Texas 77002
         Telephone:  (713) 220-4200
         Telecopy: (713) 220-4285
         E-mail:  bjewell@akllp.com
         Attention: Robert V. Jewell

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

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

         (j) Benefit of Agreement - No person not a party to this Agreement shall have rights under this Agreement as third party beneficiary or otherwise.

         (k) Entire Agreement - This Agreement is the entire agreement between the Company, on the one hand, and the Holders, on the other hand, with respect to registration by the Company of Registrable Securities.

         (l) Aircraft Carrier Release - The parties recognize that fundamental changes in the SEC's registration procedures may be made by adoption of the SEC's Aircraft Carrier Release in its current or any revised form. Should that occur, or should such changes otherwise occur, the parties will amend this Agreement in a reasonable manner so as to approximate as closely as possible the same access of the Holders to the public markets for their Registrable Securities without materially increasing any burden to the Company of providing that access.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

                                            WEATHERFORD ER ACQUIRECO INC.

                                            By: /s/ Burt M. Martin
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            WEATHERFORD INTERNATIONAL, INC.

                                            By: /s/ Burt M. Martin
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



Address:                                 HOLDERS:


c/o Ian Bruce                            /s/ A. Lynn Biluk
Peters & Co. Limited                     ---------------------------------------
2500 First Canadian Place                A. Lynn Biluk
Calgary, Alberta T2P 4N1
Telephone: (403) 261-4850
Facsimile: (403) 237-2339
E-mail: ibruce@petersco.com

c/o Ian Bruce                            /s/ Jamie E. Biluk
Peters & Co. Limited                     ---------------------------------------
2500 First Canadian Place                Jamie E. Biluk
Calgary, Alberta T2P 4N1
Telephone: (403) 261-4850
Facsimile: (403) 237-2339
E-mail: ibruce@petersco.com

c/o Ian Bruce                            /s/ N. Scott A. Biluk
Peters & Co. Limited                     ---------------------------------------
2500 First Canadian Place                N. Scott A. Biluk
Calgary, Alberta T2P 4N1
Telephone: (403) 261-4850
Facsimile: (403) 237-2339
E-mail: ibruce@petersco.com

c/o Ian Bruce                            /s/ Tracey L. Biluk
Peters & Co. Limited                     ---------------------------------------
2500 First Canadian Place                Tracey L. Biluk
Calgary, Alberta T2P 4N1
Telephone: (403) 261-4850
Facsimile: (403) 237-2339
E-mail: ibruce@petersco.com


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